Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FIRST

QUARTER 2020 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	May 8, 2020

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the first quarter ended March 31, 2020 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the first quarter of 2020 and 2019. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended
	March 31,
	2020	2019
Billboard Rentals, Net	$7,215,766	$6,780,390
Broadband Services (1)	267,251	-
Premiums Earned	3,454,058	1,882,342
Insurance Commissions	332,791	355,147
Investment and Other Income	140,314	92,846
Total Revenues	11,410,180	9,110,725

Depreciation and Amortization Expense	1,783,331	3,691,835

Net Loss from Operations	(1,179,972)	(4,787,950)
Net Other Income (Loss)	(23,547,725)	698,472

Net Loss Attributable to Common Stockholders	$(24,734,238)	$(4,078,386)
Basic and Diluted Net Loss per Share	$(1.05)	$(0.18)

	March 31,	December 31,
	2020	2019
Total Unrestricted Cash & Investments (2)	$111,242,293	$147,345,640
Total Assets	412,140,056	436,908,210
Total Liabilities	89,914,122	89,937,167
Total Noncontrolling Interest	1,397,790	1,730,058
Total Stockholders' Equity	$320,828,144	$345,240,985

1.	Includes our acquisition of AireBeam from March 10, 2020 through March 31, 2020.
2.

Investments consist of U.S. treasury securities classified as securities available for sale and publicly traded equity securities, of which $10,431,043 is held by our insurance entities at March 31, 2020.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. In the table above, “Net Other Income (Loss)” includes unrealized losses of $24,745,513 in the value of our public equity securities due to significant volatility and widespread declines in equity markets in the first quarter of 2020. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash flow used in operations for the three months ended March 31, 2020 was $(110,884) as compared with cash flow from operations of $237,307 for the three months ended March 31, 2019.

Our book value per share was $13.65 at March 31, 2020, compared to $14.68 at December 31, 2019.

As of March 31, 2020, we had 22,455,100 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of May 7, 2020, we had 22,495,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments in a bank, a national residential homebuilder and commercial real estate services businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. Copies of our SEC filings are available on our website at www. bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com